Exhibit 99.1

CF INDUSTRIES AND TERRA INDUSTRIES AGREE TO COMBINE, CREATING A
GLOBAL INDUSTRY LEADER
Forms the World’s Second Largest Nitrogen Fertilizer Producer with Enhanced Scale and
Opportunities for Growth
Terra Stockholders to Receive $37.15 in Cash and 0.0953 of a Share of CF Industries for Each
Terra Share
Terra Terminates Merger Agreement with Yara International
DEERFIELD, IL and SIOUX CITY, Iowa — March 12, 2010 — CF Industries Holdings, Inc. (NYSE: CF) and Terra Industries Inc. (NYSE: TRA) today announced they have entered into a definitive merger agreement (the “CF Industries-Terra Agreement”) to combine the two companies. Terra stockholders will receive $37.15 in cash and 0.0953 of a share of CF Industries common stock for each share of Terra common stock. The transaction has a total value of approximately $4.7 billion. The boards of directors of both companies have approved the combination. The transaction has received fully committed financing from Morgan Stanley Senior Funding, Inc. and The Bank of Tokyo-Mitsubishi UFJ, Ltd. Concurrently with entering into the CF Industries-Terra Agreement, Terra terminated its previously announced merger agreement with Yara International ASA (OSLO: YAR.OL).
“A combined CF Industries and Terra creates a strong leader in the global fertilizer industry with superior assets that will generate long-term value for stockholders, provide more benefits to customers and offer increased opportunities to employees,” said Stephen R. Wilson, chairman, president and chief executive officer of CF Industries. “We are excited to begin working together to become a more competitive global fertilizer player with enhanced scale, a broader strategic platform and enhanced access to capital markets. Our customers will benefit from expanded availability and flexibility of nitrogen product sourcing as a result of the complementary distribution and manufacturing assets of the two companies.”
“Terra’s board of directors believes that this transaction offers our stockholders a very significant premium for their shares. Taken together with the $7.50 per share special dividend paid by Terra in December, our stockholders are receiving an excellent return on their investment in Terra,” said Henry Slack, chairman of the board of Terra.
“On behalf of Terra’s Board and management team, I would like to express our deep appreciation to our employees, whose hard work and dedication has been instrumental in making Terra the outstanding company it is today. We are committed to working closely with CF Industries to integrate our two companies quickly,” said Michael Bennett, Terra president and chief executive officer.

Following the closing of the merger, the combined company will be a leading global producer and distributor of nitrogen and phosphate fertilizer products. CF Industries and Terra have complementary strengths in nitrogen, providing breadth and flexibility in product offerings. In addition, the locations of CF Industries’ and Terra’s facilities together expand the combined company’s domestic reach.
Terra’s focus on industrial customers and CF Industries’ focus on agricultural customers are complementary and ensure greater strength and resilience through industry cycles. Stockholders of the combined company also will benefit from the value generated by CF Industries’ world-scale phosphate business. Furthermore, the enhanced scale and improved access to the capital markets for the newly combined company will allow it to build on existing and future growth initiatives to generate stockholder value.
The transaction is anticipated to create annual cost synergies of up to $135 million driven primarily by the elimination of overlapping corporate functions, optimization of transportation and distribution systems, and through greater economies of scale in procurement and purchasing. The transaction is expected to be significantly accretive to CF Industries stockholders on both a GAAP and cash EPS basis.
On March 5, 2010, CF Industries filed with the U.S. Securities and Exchange Commission a prospectus/offer to exchange on Form S-4 in connection with its pending exchange offer for all of Terra’s outstanding common stock. As a result of the parties’ execution of the merger agreement, CF Industries will amend the prospectus/offer to exchange to reflect the terms and conditions of the merger agreement. In accordance with the terms of the merger agreement, CF Industries is extending the expiration of the exchange offer to 12:00 midnight, New York City time, on April 2, 2010.
Under the terms of the merger agreement, following completion of CF Industries’ exchange offer, a subsidiary of CF Industries will merge into Terra and any Terra stockholders that did not tender their shares into CF Industries’ exchange offer will receive in the merger the same consideration paid in the CF Industries exchange offer. Upon completion of the merger, Terra will become an indirect wholly-owned subsidiary of CF Industries, and Terra common stock will cease to be traded on the NYSE. The merger will require the approval of Terra’s stockholders unless CF Industries owns at least 90% of the outstanding shares of Terra common stock following completion of its exchange offer, and, if necessary, after CF Industries’ exercise of the top-up option under the terms of the merger agreement.
Terra stockholder questions regarding the exchange offer or requests for offering materials should be directed to CF Industries’ Information Agent for the exchange offer, Innisfree M&A Incorporated, toll-free at (877) 456-3507. Offering materials are also available on the Securities and Exchange Commission’s Web site at www.sec.gov. Terra stockholders are urged to read the offering materials filed by CF Industries, which contain important information about the exchange offer.
Morgan Stanley and Rothschild are acting as financial advisors and Skadden, Arps, Slate, Meagher & Flom LLP is acting as legal counsel to CF Industries. Credit Suisse Securities (USA) LLC is serving as Terra’s financial advisor, and Cravath, Swaine & Moore LLP and Wachtell, Lipton, Rosen & Katz are serving as legal counsel to Terra.
Contacts for CF Industries:

CF Industries Holdings, Inc.
Terry Huch, 847-405-2515
Senior Director, Investor Relations and Corporate Communications
thuch@cfindustries.com
or
For CF Industries — Brunswick Group LLC
Susan Stillings / Erin Becker, 212-333-3810
Innisfree M&A Incorporated
Alan Miller, 212-750-5833
Contacts for Terra:
Joe A. Ewing, 712-277-7305
Vice President, Investor Relations
jewing@terraindustries.com
or
Joele Frank, Wilkinson Brimmer Katcher
Matthew Sherman / Jamie Moser / Jim Shaughnessy,
212-355-4449
msherman@joelefrank.com / jmoser@joelefrank.com / jshaughnessy@joelefrank.com
About CF Industries
CF Industries Holdings, Inc., headquartered in Deerfield, Illinois, is the holding company for the operations of CF Industries, Inc. CF Industries, Inc. is a major producer and distributor of nitrogen and phosphate fertilizer products. CF Industries operates world-scale nitrogen fertilizer plants in Donaldsonville, Louisiana and Medicine Hat, Alberta, Canada; conducts phosphate mining and manufacturing operations in Central Florida; and distributes fertilizer products through a system of terminals, warehouses, and associated transportation equipment located primarily in the Midwestern United States. The company also owns a 50 percent interest in KEYTRADE AG, a global fertilizer trading organization headquartered near Zurich, Switzerland. Additional information on CF Industries is found on the company’s website at www.cfindustries.com.
About Terra
Terra Industries Inc., with 2009 revenues of $1.6 billion, is a leading North American producer and marketer of nitrogen products. Additional information on Terra is found on the company’s website at www.terraindustries.com.
Important Information
This press release relates to the offer (the “Offer”) by Composite Merger Corporation (“Composite”), an indirect wholly-owned subsidiary of CF Industries Holdings, Inc. (“CF Industries”), to exchange each issued and outstanding share of common stock of Terra Industries Inc. (“Terra”) for $37.15 in cash and 0.0953 shares of CF Industries’ common stock. This press release is for informational purposes only and does not constitute an offer to exchange, or a solicitation of an offer to exchange, shares of Terra common stock, nor is it a substitute for the Tender Offer Statement on Schedule TO or the preliminary Prospectus/Offer to Exchange included in the Registration Statement on Form S-4 (collectively with a Letter of Transmittal and related documents and as amended from time to time, the “Exchange Offer Documents”) filed by CF Industries and Composite with the Securities and Exchange Commission (the “SEC”) on

March 5, 2010. The Registration Statement has not yet become effective. The Offer is made only through the Exchange Offer Documents. Security holders and investors may obtain any of the foregoing documents for free by visiting EDGAR on the SEC website at www.sec.gov or by calling Innisfree M&A Incorporated toll-free at (877) 456-3507. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THESE DOCUMENTS AND OTHER RELEVANT MATERIALS AS THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION.
This press release is neither an offer to purchase nor the solicitation of an offer to sell any securities. In connection with the exchange offer by CF Industries referred to in this press release, Terra has filed a Solicitation/Recommendation Statement on Schedule 14D-9 with the SEC and expects to file amendments thereto. Investors and security holders are urged to read the Solicitation/Recommendation Statement on Schedule 14D-9 and any other relevant documents filed with the SEC (when available) because they will contain important information. Investors and security holders may obtain a free copy of the Solicitation/Recommendation Statement on Schedule 14D-9 and other documents that Terra files with the SEC (when available) at the SEC’s Web site at www.sec.gov and Terra’s Web site at www.terraindustries.com. In addition, the Solicitation/Recommendation Statement on Schedule 14D-9 and other documents filed by Terra with the SEC (when available) may be obtained from Terra free of charge by directing a request to Terra Industries Inc., Attn: Investor Relations, Terra Industries Inc., 600 Fourth Street, P.O. Box 6000, Sioux City, IA 51102-6000.
Forward-Looking Statements
Certain statements contained in this press release may constitute ‘‘forward-looking statements.’’ Forward-looking statements are based upon assumptions as to future events that may not prove to be accurate and are subject to a number of risks and uncertainties, many of which are beyond the control of CF Industries and Terra. Actual outcomes and results may differ materially from what is expressed or forecasted in these forward-looking statements. As a result, these statements speak only as of the date they were made and neither CF Industries nor Terra undertakes any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as otherwise required by law. Words such as “expects,” “intends,” “plans,” “projects,” “believes,” “estimates,” and similar expressions are used to identify these forward-looking statements. Forward-looking statements involve risks, uncertainties and assumptions that are difficult to predict. Risks and uncertainties relating to the proposed transaction include: the possibility that various conditions to the consummation of the CF Industries’ exchange offer and merger may not be satisfied or waived; uncertainty of the expected financial performance of CF Industries following completion of the proposed transaction; CF Industries’ ability to incur a substantial amount of indebtedness in connection with the proposed transaction, to comply with the covenants in such indebtedness and to make payments under such indebtedness when due; CF Industries’ ability to consummate an equity offering following the closing of the exchange offer; the outcome of any legal proceedings challenging CF Industries’ exchange offer or merger; CF Industries’ ability to achieve the cost-savings and synergies contemplated by the proposed transaction within the expected time frame; CF Industries’ ability to promptly and effectively integrate the businesses of Terra and CF Industries; and disruption from the proposed transaction making it more difficult for CF Industries and Terra to maintain relationships with customers, employees or suppliers; uncertainty as to how many shares of Terra common stock will be tendered into the exchange offer; the risk that competing offers will be made for Terra; that risk that the exchange offer and merger will not close within the anticipated time periods; and the amount of the costs, fees, expenses and charges related to the proposed transaction. Additional risks and uncertainties to CF Industries include: the relatively expensive and volatile cost of North American natural gas; the cyclical nature of CF

Industries’ business and the agricultural sector; the global commodity nature of CF Industries’ fertilizer products, the impact of global supply and demand on CF Industries’ selling prices, and the intense global competition in the consolidating markets in which CF Industries operates; conditions in the U.S. agricultural industry; risks involving derivatives; weather conditions; CF Industries’ inability to predict seasonal demand for its products accurately; the concentration of CF Industries sales’ with certain large customers; the impact of changing market conditions on CF Industries’ Forward Pricing Program; the reliance of CF Industries’ operations on a limited number of key facilities and the significant risks and hazards against which CF Industries may not be fully insured; reliance on third party transportation providers; risks associated with joint ventures; risks associated with expansion of CF Industries’ business, including unanticipated adverse consequences and the significant resources that could be required; future regulatory restrictions and requirements related to greenhouse gas emissions, climate change or other environmental requirements; potential liabilities and expenditures related to environmental and health and safety laws and regulations; CF Industries’ potential inability to obtain or maintain required permits and governmental approvals or to meet financial assurance requirements; acts of terrorism; difficulties in securing the supply and delivery of raw materials CF Industries uses and increases in their costs; losses on CF Industries’ investments in securities; loss of key members of management and professional staff; the international credit crisis and global recession; and the other risks and uncertainties included from time to time in CF Industries’ filings with the SEC. Additional risks and uncertainties to Terra include: changes in financial and capital markets; general economic conditions within the agricultural industry; competitive factors and price changes (principally, sales prices of nitrogen and methanol products and natural gas costs); changes in product mix; changes in the seasonality of demand patterns; changes in weather conditions; changes in environmental and other government regulations; changes in agricultural regulations; changes in the securities trading markets; and the other risks and uncertainties included from time to time in Terra’s filings with the SEC.
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